U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM 8-K


                                   CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported): May 27, 1999


                                   URBANA.CA, INC.
                (Exact name of registrant as specified in its charter)


                                         Nevada
             (State or jurisdiction of  incorporation or organization)


                                        000-24723
                               (Commission File Number)


                                        88-0393257
                       (I.R.S. Employer Identification Number)


750 West Pender Street, Suite 804, Vancouver, British Columbia        6C 2T8
    (Address of principal executive offices)                       (Zip Code)


                Registrant's telephone number:  (604) 682-8445


         (Former name or former address, if changed since last report)



ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Effective on May 27, 1999, the independent accountants who were previously engaged as the principal accountants to audit the Registrant's financial statements, Deloitte & Touche LLP, resigned. The accountants' reports on the financial statements for the fiscal years ended December 31, 1997 and December 31, 1998 neither contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant's two most recent fiscal years and any subsequent interim period preceding such resignation, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's two most recent fiscal years and the subsequent interim period preceding the former accountant's dismissal.

(b) Effective on May 27, 1999, Kurt D. Saliger, C.P.A. was engaged to serve as the new principal accountant to audit the Registrant's financial statements. The decision to retain the new accountant was approved by the Board of Directors. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging that accountant, neither the Registrant (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

                                 SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            Urbana.ca, Inc.



Dated: November 10, 2000                    By: /s/ David M. Groves
                                           David M. Groves, President

                               EXHIBIT INDEX

Number                          Exhibit Description

16     Letter on Change in Certifying Accountant (see below).